EXHIBIT 99.1

Consent Solicitation Statement
RELIANT ENERGY, INC.
Solicitation of Consents Relating to:

Reliant Energy, Inc.’s 9.25% Senior Secured Notes due 2010 (CUSIP No. 75952BAF2)	Reliant Energy, Inc.’s 9.50% Senior Secured Notes due 2013 (CUSIP No. 75952BAJ4)	Reliant Energy, Inc.’s 6.75% Senior Secured Notes due 2014 (CUSIP No. 75952BAM7)
and Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project)
Series 2001A (CUSIP No. 708686BJ8)	Series 2002A (CUSIP No. 708686BM1)	Series 2002B (CUSIP No. 708686BN9)
Series 2003A (CUSIP No. 708686BK5)	Series 2004A (CUSIP No. 708686BL3)

The Consent Solicitation will be open until 5:00 p.m., New York City time, on Thursday, August 3, 2006 (such date, as the same may be extended or earlier terminated, the “Expiration Date”).  Holders of Notes and Bonds (each as defined below) must provide their consents to the proposed amendments prior to 5:00 p.m., New York City time, on the Expiration Date in order to receive the Consent Fee (as defined below).  Consents may be revoked at any time prior to the Consent Achievement Date (as defined below), but not thereafter.

•                  Reliant Energy, Inc. (the “Company”) hereby solicits (the “Consent Solicitation”) consents (“Consents”) from the holders of:

•                  its outstanding 9.25% Senior Secured Notes due 2010 (the “2010 Notes”);

•                  its outstanding 9.50% Senior Secured Notes due 2013 (the “2013 Notes”);

•                  its outstanding 6.75% Senior Secured Notes due 2014 (the “2014 Notes” and, together with the 2010 Notes and the 2013 Notes, the “Notes”); and

•                  Pennsylvania Economic Development Financing Authority’s outstanding Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project) Series 2001A (the “2001A Bonds”), Series 2002A (the “2002A Bonds”), Series 2002B (the “2002B Bonds”), Series 2003A (the “2003A Bonds”), and Series 2004A (the “2004A Bonds” and, together with the 2001A Bonds, 2002A Bonds, 2002B Bonds and 2003A Bonds, the “Bonds”)

with respect to proposed amendments (the “Amendments”) to the Indentures (as defined below) relating to the Notes and the Guarantee Agreements (as defined below) relating to the Bonds.

•                  The primary purpose of the Consent Solicitation is to amend the Indentures and the Guarantee Agreements to permit the Company to enter into the Retail Credit Structure (as defined herein). The Retail Credit Structure is intended to substantially eliminate collateral postings and reduce liquidity requirements associated with procuring supply for the Company’s retail energy business and will include (1) the Credit Sleeve (as defined herein) pursuant to which the credit sleeve provider will agree to provide guarantees on behalf of the Company’s retail energy business and post collateral to counterparties in supply transactions related to the retail energy business, and (2) the Retail Working Capital Facility (as defined herein) to finance the working capital needs of the retail energy business, each of which will be secured on a first lien basis by the assets of the retail energy business.  The proposed Amendments would:

•                  amend the restrictions on liens in the Indentures and the Guarantee Agreements to permit first liens on the assets of the retail energy business to secure the retail energy business’s obligations under (1) any agreement, such as the Credit Sleeve, for or in support of the supply or sales or any related activities of the retail energy business and (2) any credit facility of the retail energy business, such as the Retail Working Capital Facility;

•                  amend the restrictions on indebtedness in the Indentures and the Guarantee Agreements to permit indebtedness under any credit facility of the retail energy business, such as the Retail Working Capital Facility, to be incurred under the existing permitted debt basket for credit facilities of the Company;

•                  amend the restrictions in the Indentures and the Guarantee Agreements on limitations on distributions by the Company’s subsidiaries to permit the restrictions on the ability of the retail energy business to upstream money to the Company; and

•                  make certain other technical amendments to the Indentures and the Guarantee Agreements to permit the Retail Credit Structure.

In connection with the implementation of the Retail Credit Structure, the guarantees by the Company’s retail subsidiaries of the Company’s obligations under its bank credit facilities and the liens on the assets of the retail business securing those obligations will be released by the lenders under the Company’s bank credit facilities.  As a result, under the terms of the Indentures and the Guarantee Agreements, the guarantees by the retail subsidiaries of the Company’s obligations under the Notes and the Guarantee Agreements also will be released, and such obligations will no longer be secured by liens on the assets of the retail energy business.  However, the equity interests in a newly formed holding company for the retail energy business will be pledged on a first lien basis to secure, equally and ratably, the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements, subject to the Collateral Trust Agreement dated as of July 1, 2003.

In addition to amendments relating to the Retail Credit Structure, the proposed Amendments would conform the definition of “Significant Subsidiary” in the Indentures relating to the 2010 Notes and the 2013 Notes to the definition of this term in the Indenture relating to the 2014 Notes and in the Guarantee Agreements.

•                  The Consent Solicitation is being made to all persons in whose name a Note or Bond is registered on July 25, 2006 (the “Record Date”) and their duly designated proxies.  As of the Record Date, all of the Notes  and all of the Bonds were held through The Depository Trust Company (“DTC”) by participants in DTC (“DTC Participants”).  DTC Participants as of the Record Date (“Holders”) must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes or Bonds of each series (the “Requisite Consent”) to approve the Amendments with respect to the Indenture or Guarantee Agreement applicable to such series of Notes or Bonds.  A beneficial owner of an interest in Notes or Bonds (“Beneficial Owner”) held through a DTC Participant must complete and sign the Letter of Instructions and deliver it to such DTC Participant in order to cause a Consent to be given by such DTC Participant with respect to such Notes or Bonds.

•                  The Company will, promptly after the Expiration Date and the satisfaction or waiver of all Conditions to the Consent (as defined below) applicable to a series of Notes or Bonds, cause to be paid, to each Holder of Notes or Bonds of such series who has delivered (and has not revoked) a valid Consent prior to 5:00 p.m., New York City time, on the Expiration Date, a cash payment (the “Consent Fee”) of $1.25 for each $1,000 in principal amount of Notes or Bonds in respect of which such Consent has been delivered.  No accrued interest will be paid on the Consent Fee.

•                  The Consent Solicitation expires at 5:00 p.m., New York City time, on the Expiration Date, which will be Thursday, August 3, 2006, unless terminated or extended by the Company.

•                  This Consent Solicitation is made upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as the same may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and in the accompanying Consent Letter (the “Consent Letter” and, together with the Consent Solicitation Statement and the other documents relating to the Consent Solicitation delivered herewith, the “Solicitation Documents”).

The Solicitation Agent for the Consent Solicitation is:

Goldman, Sachs & Co.

The date of this Consent Solicitation Statement is July 26, 2006.

TABLE OF CONTENTS

Summary
The Company; The Retail Credit Structure
Capitalization
Certain Considerations for Noteholders and Bondholders
Purpose of the Consent Solicitation
The Amendments
The Consent Solicitation
Certain United States Federal Income Tax Considerations
Available Information
Incorporation by Reference
Special Note Regarding Forward-Looking Statements
Appendix I

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Company will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, the Company cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Guarantors (as defined below). The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to its date.

iv

This Consent Solicitation Statement and the Consent Letter contain important information that should be read carefully before any decision is made with respect to the Consent Solicitation

SUMMARY

The following summary is provided solely for the convenience of the Holders of the Notes and the Bonds. This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained elsewhere in this Consent Solicitation Statement and the Consent Letter and any amendments or supplements hereto or thereto. Holders of the Notes and the Bonds are urged to read this Consent Solicitation Statement in its entirety. Each of the capitalized terms used in this summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.

The Consent Solicitation

The Company	Reliant Energy, Inc.

Record Date	July 25, 2006.

The Notes

The Notes comprise three separate series of the Company’s Senior Secured Notes:

•  9.25% Senior Secured Notes due July 15, 2010 (CUSIP No. 75952BAF2)

•  9.50% Senior Secured Notes due July 15, 2013 (CUSIP No. 75952BAJ4)

•  6.75% Senior Secured Notes due December 15, 2014 (CUSIP No. 75952BAM7)

The 2010 Notes are governed by an Indenture dated as of July 1, 2003 (the “2010 Indenture”) among the Company, the subsidiary guarantors thereunder (the “Guarantors”) and Wilmington Trust Company, as trustee (the “Notes Trustee”). The 2013 Notes are governed by an Indenture dated as of July 1, 2003 (the “2013 Indenture”) among the Company, the Guarantors and the Notes Trustee. The 2014 Notes are governed by a Senior Indenture dated as of December 22, 2004 between the Company and the Notes Trustee, as supplemented by the First Supplemental Indenture thereto dated December 22, 2004 among the Company, the Guarantors and the Notes Trustee (as so supplemented, the “2014 Indenture” and, together with the 2010 Indenture and the 2013 Indenture, the “Indentures”).

The Bonds

The Bonds comprise five separate series of Pennsylvania Economic Development Financing Authority’s Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project):

•  Series 2001A (CUSIP No. 708686BJ8)

•  Series 2002A (CUSIP No. 708686BM1)

•  Series 2002B (CUSIP No. 708686BN9)

•  Series 2003A (CUSIP No. 708686BK5)

•  Series 2004A (CUSIP No. 708686BL3)

Each series of Bonds is supported by a separate Guarantee Agreement dated as of December 22, 2004 (each, a “Guarantee Agreement”) among the Company, the Guarantors and J.P. Morgan Trust Company, National Association, as trustee (the “Bond Trustee”).

The Consent Solicitation

The Company is soliciting Consents to the Amendments to each of the Indentures and the Guarantee Agreements.

The Consent Solicitation is being made independently with respect to each series of Notes and Bonds, and the consummation of the Consent Solicitation and effectiveness of the Amendments with respect to each series of Notes and Bonds is not conditioned upon the consummation of the Consent Solicitation or effectiveness of the Amendments with respect to any other series of Notes or Bonds.

Consent Fee	For each $1,000 in principal amount of Notes or Bonds, a cash payment equal to $1.25. No accrued interest will be paid on the Consent Fee.

Consent Achievement Date

With respect to each series of Notes and each series of Bonds, the time and date on which the Company publicly announces that the Requisite Consent for such series has been achieved (the “Consent Achievement Date”).

Expiration Date

The Consent Solicitation will be open until 5:00 p.m., New York City time, on Thursday, August 3, 2006, unless terminated or extended by the Company in its sole discretion.

The Company expressly reserves the right for any reason (1) to abandon, terminate or amend the Consent Solicitation at any time prior to 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date by giving oral or written notice thereof to the Information Agent (as defined below), and (2) not to extend the Consent Solicitation beyond the Expiration Date whether or not the Requisite Consent has been received by such date.

 The Company may abandon, terminate, amend or extend the Consent Solicitation with respect to any one or more series of Notes or Bonds without so abandoning, terminating, amending or extending the Consent Solicitation with respect to any other series of Notes or Bonds.

Eligibility to Receive Consent Fee

Holders of Notes or Bonds of any series whose properly executed Consents are received (and not revoked) prior to 5:00 p.m., New York City time, on the Expiration Date will be eligible to receive the Consent Fee promptly after the Expiration Date, provided that all Conditions to the Consent described herein applicable to such series of Notes or Bonds shall have been satisfied or waived. Any subsequent transferees of such Holders, and any Holders who do not timely grant (or who revoke) a valid Consent (and their transferees), will not be eligible to receive the Consent Fee even if the Amendments become effective with respect to the Notes or Bonds held thereby and, as a result, becomes binding thereon.

Requisite Consent

Holders must grant (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes of each series and all outstanding Bonds of each series to approve the Amendments with respect to such series of Notes or Bonds. For purposes of the foregoing calculation, any Notes or Bonds held by the Company or any of its affiliates will not be counted as being outstanding.

As of the date of this Consent Solicitation Statement, none of the Notes or the Bonds was held by the Company or any of its affiliates, and the aggregate principal amounts outstanding of each series of Notes and each series of Bonds were as follows:

	Series of Notes or Bonds	Aggregate Principal Amount Outstanding

	2010 Notes	$550,000,000
	2013 Notes	$550,000,000
	2014 Notes	$750,000,000
	2001A Bonds	$150,000,000
	2002A Bonds	$75,000,000
	2002B Bonds	$75,000,000
	2003A Bonds	$100,000,000
	2004A Bonds	$100,000,000

Consequences to Non-
Consenting Holders

If the Requisite Consent is obtained with respect to any series of Notes or Bonds, and the Consent Fee is paid with respect to Notes or Bonds of such series, non-consenting Holders of such series will be bound by the Amendments but will not receive the Consent Fee.

Procedure for Delivery of Consents

Consents must be delivered to the Tabulation Agent prior to 5:00 p.m., New York City time, on the Expiration Date. DTC is expected to grant an omnibus proxy authorizing the DTC Participants as of the Record Date to deliver a Consent. Only registered owners of Notes or Bonds as of the Record Date or their duly designated proxies, including, for the purposes of this Consent Solicitation, DTC Participants, are eligible to consent to the Amendments and receive the Consent Fee. Therefore, a Beneficial Owner of an interest in Notes or Bonds held in the account of a DTC Participant who wishes a Consent to be delivered must properly instruct such DTC Participant to cause a Consent to be given timely in respect of such Notes or Bonds. See “The Consent Solicitation — Consent Procedures.”

Revocation of Consents

Revocation of Consents may be made at any time prior to the Consent Achievement Date, but only by a Holder (or a duly designated proxy). Each Holder, by delivering its Consent, will agree in the Consent Letter not to revoke its Consent after that time, even if the Consent Solicitation is extended beyond that time. See “The Consent Solicitation — Revocation of Consents.”

Solicitation Agent	Goldman, Sachs & Co. is serving as Solicitation Agent in connection with the Consent Solicitation.

Information Agent; Tabulation
Agent; Paying Agent	Global Bondholder Services Corporation is serving as Information Agent, Tabulation Agent and Paying Agent in connection with the Consent Solicitation.

Certain United States Federal
Income Tax Considerations	For a discussion of certain U.S. federal income tax consequences of the Consent Solicitation to beneficial owners of Notes or Bonds, see “Certain United States Federal Income Tax Considerations.”

Further Information

Questions may be directed to the Solicitation Agent, and additional copies of this Consent Solicitation Statement and the Consent Letter may be obtained by contacting the Information Agent or the Solicitation Agent, at their respective telephone numbers and addresses set forth on the back cover of this Consent Solicitation Statement.

The Amendments

The Amendments

The primary purpose of the Consent Solicitation is to amend the Indentures and the Guarantee Agreements to permit the Company to enter into the Retail Credit Structure. The Retail Credit Structure is intended to substantially eliminate collateral postings and reduce liquidity requirements associated with procuring supply for the Company’s retail energy business and will include (1) the Credit Sleeve pursuant to which the credit sleeve provider will agree to provide guarantees on behalf of the Company’s retail energy business and post collateral to counterparties in supply transactions related to the retail energy business, and (2) the Retail Working Capital Facility to finance the working capital needs of retail energy business, each of which will be secured on a first lien basis by the assets of the retail energy business. The proposed Amendments would:

•  amend the restrictions on liens in the Indentures and the Guarantee Agreements to permit first liens on the assets of the retail energy business to secure the retail energy business’s obligations under (1) any agreement, such as the Credit Sleeve, for or in support of the supply or sales or any related activities of the retail energy business and (2) any credit facility of the retail energy business, such as the Retail Working Capital Facility;

•  amend the restrictions on indebtedness in the Indentures and the Guarantee Agreements to permit indebtedness under any credit facility of the retail energy business, such as the Retail Working Capital Facility, to be incurred under the existing permitted debt basket for credit facilities of the Company;

•  amend the restrictions in the Indentures and the Guarantee Agreements on limitations on distributions by the Company’s subsidiaries to permit the restrictions on the ability of the retail energy business to upstream money to the Company; and

• make certain other technical amendments to the Indentures and the Guarantee Agreements to permit the Retail Credit Structure.

In connection with the implementation of the Retail Credit Structure, the guarantees by the Company’s retail subsidiaries of the Company’s obligations under its bank credit facilities and the liens on the assets of the retail business securing those obligations will be released by the lenders under the Company’s bank credit facilities. As a result, under the terms of the Indentures and the Guarantee Agreements, the guarantees by the retail subsidiaries of the Company’s obligations under the Notes and the Guarantee Agreements also will be released, and such obligations will no longer be secured by liens on the assets of the retail energy business. However, the equity interests in a newly formed holding company for the retail energy business will be pledged on a first lien basis to secure, equally and ratably, the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements.

In addition to amendments relating to the Retail Credit Structure, the proposed Amendments would conform the definition of “Significant Subsidiary” in the 2010 Indenture and the 2013 Indenture to the definition of this term in the 2014 Indenture and in the Guarantee Agreements. This amendment would eliminate the income test under Rule 1-02 of Regulation S-X from the determination of whether a subsidiary is a Significant Subsidiary. The Company believes that the revised definition will provide a more accurate measure of the significance of the Company’s subsidiaries, as the income test under Rule 1-02 of Regulation S-X can produce inappropriate determinations of significance where the parent company’s income (as calculated for purposes of Rule 1-02) is low. The term “Significant Subsidiary” is used in various places in the Indentures and the Guarantee Agreements, including in certain events of default.

 See “The Company; The Retail Credit Structure” and “The Amendments.”

Effectiveness

The Amendments will be effected by execution of a supplemental indenture to each Indenture (each, a “Supplemental Indenture”) among the Company, the Guarantors and the Notes Trustee and by the execution of a supplemental guarantee agreement to each Guarantee Agreement (each, a “Supplemental Guarantee Agreement”) among the Company, the Guarantors and the Bond Trustee.

THE COMPANY; THE RETAIL CREDIT STRUCTURE

The Company

The Company provides electricity and energy services to retail and wholesale customers in the United States.  The Company’s principal offices are located at 1000 Main Street, Houston, Texas 77002, and the Company’s telephone number is (713) 497-3000.

The Retail Credit Structure

Overview of the Structure

The Company is negotiating a retail credit structure (the “Retail Credit Structure”) designed to substantially eliminate collateral postings and reduce liquidity requirements associated with the Company’s retail energy business.

In connection with the Retail Credit Structure, the Company will contribute Reliant Energy Retail Holdings, LLC and its subsidiaries, through which the Company’s retail energy business currently is conducted, to RERH Holdings, LLC (“RERH Holdings”), a newly formed limited liability company that will serve as a holding company  for the retail energy business (collectively, the “Retail Group”), and also will contribute certain other assets  necessary for the operation of the retail energy business to the Retail Group.

Credit Sleeve.  The Retail Credit Structure will include an agreement (the “Credit Sleeve”) pursuant to which the credit sleeve provider (the “Sleeve Provider”) will agree to provide on behalf of the Retail Group guarantees and the posting of collateral to counterparties of the Retail Group in supply transactions related to the Retail Group’s retail power business.  The Sleeve Provider also will provide guarantees to certain retail customers of the Retail Group.  The Retail Group will pay a fee to the Sleeve Provider and will be obligated to reimburse the Sleeve Provider to the extent that any guarantees are called upon or any posted collateral is foreclosed upon.  Although the Retail Group will pledge all of its assets to secure its obligations under the Retail Credit Structure (See “—Security Interests in Assets of Retail Group” below), neither the Company nor the Retail Group is anticipated to have any obligation to post cash collateral or letters of credit to counterparties of the Retail Group or to the Sleeve Provider in connection the Retail Group’s supply transactions in the ordinary course of business on an ongoing basis, after a transition period.  As a result, the Company expects that it will be able to reduce its borrowings significantly, enabling the reduction in the Company’s borrowing capacity under its bank credit facilities discussed below under “—Changes to the Company’s Debt Structure and Security for the Notes and the Bonds.”  The obligations of the Retail Group under the Credit Sleeve will be non-recourse to the Company and its other subsidiaries.

The following diagram shows the structure of the Credit Sleeve:

(1)             The equity interests in RERH Holdings will be pledged to secure, equally and ratably, the obligations of the Company under its bank credit facilities, the Notes and the Guarantee Agreements, subject to the provisions of the Collateral Trust Agreement dated as of July 1, 2003.

(2)             The equity interests in Reliant Energy Retail Holdings, LLC will be pledged to secure the Retail Group’s obligations under the Retail Credit Structure.

Retail Working Capital Facility.  In addition to the Credit Sleeve, the Retail Credit Structure will include a new revolving credit facility provided by the Sleeve Provider to finance certain working capital needs of the Retail Group (the “Retail Working Capital Facility”).  As described below, the Retail Working Capital Facility will be secured by the assets of the Retail Group but will be non-recourse to the Company and its other subsidiaries.

The Company expects that the Retail Group will borrow approximately $450 million under the Retail Working Capital Facility at closing of the Retail Credit Structure to repay the existing receivables facility related to the Company’s retail business.  Although the terms of the Retail Working Capital Facility are not expected to specify a maximum dollar amount that the Retail Group may borrow thereunder, amendments to the Company’s bank credit facilities to be entered into in connection with the Retail Credit Structure will limit the Retail Group’s aggregate borrowings under the Retail Working Capital Facility to $850 million initially and to $400 million after December 31, 2007. Borrowings under the facility will be available only to fund certain working capital needs of the Retail Group and will not be available for other purposes, including acquisitions, without the consent of the Sleeve Provider.

The Retail Working Capital Facility and the Credit Sleeve will permit the Retail Group to upstream money to the Company after the Retail Group has retained sufficient cash to cover its estimated obligations due within the next monthly payment cycle, including the reimbursement and other obligations of the Retail Group under the Credit Sleeve, and has repaid all amounts outstanding under the Retail Working Capital Facility.

Security Interests in Assets of Retail Group

The obligations of the Retail Group under the Retail Working Capital Facility and the reimbursement and other obligations of the Retail Group under the Credit Sleeve will be secured by a first lien on all of the assets of the Retail Group and the equity interests of the Company’s subsidiaries comprising the Retail Group, other than RERH Holdings.  Because the guarantees by Reliant Energy Retail Holdings, LLC and it subsidiaries of the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements and the security interests in the assets of the retail business and in the equity interests in Reliant Energy Retail Holdings, LLC and its subsidiaries securing Company’s bank credit facilities, the Notes and the Guarantee Agreements will be released, claims of the Sleeve Provider will effectively rank senior to claims of the lenders under the Company’s bank credit facilities and holders of the Notes and the Bonds with respect to the assets of the Retail Group and the equity interests in Reliant Energy Retail Holdings, LLC and its subsidiaries.  However, the equity interests in RERH Holdings will be pledged to secure, equally and ratably, the Company’s obligations under the bank credit facilities, the Notes and the Guarantee Agreements, subject to the provisions of the Collateral Trust Agreement dated as of July 1, 2003.

The amount of the Company’s potential reimbursement obligations under the Credit Sleeve will depend upon the amounts of the guarantees and collateral postings made on the Retail Group’s behalf by the Sleeve Provider, which generally will depend on the mark-to-market value of the Retail Group’s supply positions.  As a result, the amount of the Company’s potential obligations under the Credit Sleeve could increase or decrease significantly as a result of changes in commodity prices.  The impact of commodity prices on the value of supply contracts generally corresponds with an offsetting impact on the value of corresponding retail sales contracts, although the retail sales contracts do not require collateral posting.  Currently, the mark-to market value of the supply positions related to the retail energy business drives the Company’s collateral posting and letter of credit obligations.

Changes to the Company’s Debt Structure and the Security for the Notes and the Bonds

In connection with the implementation of the Retail Credit Structure, the guarantees by Reliant Energy Retail Holdings, LLC and it subsidiaries of the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements and the security interests in the assets of the retail business and in the equity interests in Reliant Energy Retail Holdings, LLC and its subsidiaries securing Company’s bank credit facilities, the Notes and the Guarantee Agreements will be released.  Under the terms of the Indentures and the Guarantee Agreements, these releases will become effective when the requisite consents are received from the lenders under the Company’s bank credit facilities.  However, the equity interests in RERH Holdings will be pledged to secure, equally and ratably, the Company’s obligations under the bank credit facilities, the Notes and the Guarantee Agreements.

Concurrent with the implementation of the Retail Credit Structure, the Company will amend its bank credit facilities to reduce the maximum amount of aggregate borrowings under its revolving and term loan bank credit facilities from approximately $2.2 billion to $1.4 billion, including a reduction of the Company’s revolving credit facility.  These reductions are made possible by the elimination of the Company’s obligations to post cash collateral and letters of credit related to the supply transactions of the retail business as a result of the Credit Sleeve.

Further, in connection with the implementation of the Retail Credit Structure, the existing $450 million receivables facility secured by a first lien on the receivables of the retail business will terminate, and an existing $250 million collateral trust arrangement secured by a second lien on the receivables of the retail business also will terminate.  In addition, upon implementation of the Retail Credit Structure, the Company will receive a return of cash collateral postings relating to the retail business, which totaled approximately $900 million as of March 31, 2006 but are expected to be less at the time the Retail Credit Structure is implemented.

CAPITALIZATION

The following table sets forth the Company’s cash and cash equivalents, net margin deposits and capitalization as of March 31, 2006 (1) on an actual basis and (2) as adjusted to reflect the implementation of the Retail Credit Structure and related changes in the Company’s debt structure described above, assuming the return of an estimated $900 million of cash collateral and $200 million of letters of credit posted as of March 31, 2006.

	At March 31, 2006
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents	$44	$401
Net margin deposits	$1,580	$680
Debt, including current portion(a):
Bank credit facilities(b)(c)	$943	$400
Senior secured notes due 2010 to 2014(d)	1,850	1,850
Convertible senior subordinated notes due 2010 (unsecured)	275	275
Orion Power Holdings, Inc. senior notes due 2010 (unsecured)	400	400
PEDFA exempt facilities revenue bonds due 2036(e)	500	500
Reliant Energy Channelview LP term loans and revolving working capital facility due 2006 to 2024	346	346
RE Retail Receivables, LLC facility due 2006	450	—
Retail Working Capital Facility	—	450
Other debt	46	46
Total debt	4,810	4,267
Total stockholders’ equity(f)	3,711	3,711
Total capitalization	$8,521	$7,978

(a)              Does not include the $250 million collateral trust arrangement secured by a second lien on the receivables of the retail business, which will terminate upon closing of the Retail Credit Structure.  As of March 31, 2006, the amount outstanding under this arrangement was approximately $144 million.

(b)              At March 31, 2006, on an actual basis, the Company’s bank credit facilities consisted of (1) a $1,700 million revolving credit facility with $409 million of revolver loans outstanding and (2) outstanding term loans of $534 million.  As adjusted, the Company expects to have bank credit facilities in an aggregate amount of $1,400 million, which may include one or more revolving credit facilities, letter of credit facilities and term loans.

(c)              Does not include outstanding letters of credit in the amounts of $659 million (Actual) and $459 million (As Adjusted).

(d)              Represents the Notes.

(e)              Represents the Bonds.

(f)               Does not include the write-off of certain existing deferred financing costs or other fees that will be expensed.

CERTAIN CONSIDERATIONS FOR NOTEHOLDERS AND BONDHOLDERS

The Company believes that the Retail Credit Structure provides a number of significant benefits to the Company and Holders and Beneficial Owners of the Notes and the Bonds and that the failure of Holders of Notes or Bonds to approve the Amendments would pose significant risks to Holders and Beneficial Owners of Notes and Bonds.  There are also certain risks to Holders and Beneficial Owners associated with approving the Amendments.  These benefits and risks are discussed below and should be considered carefully in deciding whether to deliver Consents.

Reduction of Collateral Postings and Parity Secured Indebtedness

The Company’s retail business is a profitable, cash flow positive business. As the Company enters into transactions to sell power, it enters into corresponding transactions to procure supply in order to secure a profit margin.  These supply transactions create collateral posting obligations that require the Company to post cash or letters of credit in certain circumstances.  The amount of collateral postings for the retail business has covered a wide range in recent years and was approximately $1.1 billion as of March 31, 2006.  Under the Credit Sleeve, the Sleeve Provider will assume responsibility for meeting the Company’s collateral posting requirements, and, although the assets of the Retail Group will be pledged to secure its obligations under the Retail Credit Structure, neither the Company nor the Retail Group is anticipated to have any cash collateral or letter of credit posting obligations to counterparties of the Retail Group or to the Sleeve Provider in connection with the Retail Group’s supply transactions in the ordinary course of business on an ongoing basis, after a transition period. As a result, the collateral postings associated with the Company’s retail business will be substantially eliminated, and the Retail Credit Structure will enable the Company to reduce the maximum amount of borrowings under its bank credit facilities from approximately $2.2 billion to $1.4 billion, which may include one or more revolving credit facilities, letter of credit facilities and term loans.  These bank credit facilities are secured in parity with the Notes and the Company’s obligations under the Guarantee Agreements, subject to the terms of the Collateral Trust Agreement dated July 1, 2003.

Termination of Certain Effectively Senior Indebtedness and Liens

Currently, the Notes and the Company’s obligations under the Guarantee Agreements, as well as the Company’s obligations under its bank credit facilities, are secured by liens on the assets of the Company’s retail business and on the equity interests in the Company’s subsidiaries that conduct the retail business and are guaranteed by the Company’s subsidiaries that conduct the retail business.  Under the Retail Credit Structure, the liens on the assets of the retail business securing the Notes and the Company’s obligations under the Guarantee Agreements and the guarantees of the subsidiaries conducting the retail business will be released, and the assets of the Retail Group will be pledged to secure the Retail Group’s obligations under the Retail Credit Structure, including its obligations under the Retail Working Capital Facility and its reimbursement and other obligations under the Credit Sleeve.  However, the equity interests in RERH Holdings will be pledged to secure, equally and ratably, the Company’s obligations under its bank credit facilities, the Notes and the Guarantee Agreements.

Under the terms of the amendments to the Company’s bank credit facilities to be entered into in connection with the implementation of the Retail Credit Structure, the Retail Group will be permitted to incur up to $850 million of indebtedness under the Retail Working Capital Facility until December 31, 2007 and up to $400 million of indebtedness thereunder after December 31, 2007.  The Company’s current projections indicate that the initial $450 million in borrowings under the Retail Working Capital Facility will be repaid within approximately one year after closing of the Retail Credit Structure, and the Company does not anticipate that thereafter the Retail Group would be required to make significant borrowings under the Retail Working Capital Facility other than on a temporary basis.  However, there can be no assurance that the Company’s projections will be accurate in these respects.  See “Special Note Regarding Forward-Looking Statements.”  The amount of Retail Group’s reimbursement obligations under the Credit Sleeve will depend on the amounts of the guarantees and collateral postings made on the Retail Group’s behalf by the Sleeve Provider, which generally will depend on the mark-to-market value of the Retail Group’s forward supply positions.

The fact that the Notes and the Bonds will effectively rank junior to the claims of the Sleeve Provider with respect to the assets of the Retail Group and the equity interests in Reliant Energy Retail Holdings, LLC and its subsidiaries is partially offset by the termination of certain indebtedness and liens that currently effectively rank senior to the Notes and Bonds.  The existing $450 million receivables facility secured by a first lien on the receivables of the retail business and an existing $250 million collateral trust arrangement secured by a second lien on the receivables of the retail business will terminate in connection with the implementation of the Retail Credit Structure.  In addition, the Notes and the Bonds currently rank effectively junior to the claims of counterparties in the supply transactions of the Company’s retail energy business to the extent of cash collateral and letters of credit posted by the Company in connection with these transactions.  As discussed above, although the assets of the Retail Group will be pledged to the Sleeve Provider to the secure the Retail Group’s obligations under the Retail Credit Structure, neither the Company nor the Retail Group is anticipated to have any cash collateral or letter of credit posting obligations to counterparties of the Retail Group or to the Sleeve Provider in connection the Retail Group’s supply transactions in the ordinary course of business on an ongoing basis, after a transition period, and existing cash collateral postings will be returned to the Company.

Expected Favorable Ratings Agency Reaction

The Company believes that the liquidity requirements relating to the retail business historically have been a source of concern for the ratings agencies.  In addition, the ratings agencies have included debt incurred to fund the Company’s collateral postings in calculating the Company’s gross debt.  As discussed above, the Retail Credit Structure will substantially eliminate the retail business’s collateral posting requirements, and this elimination of the collateral posting requirements will reduce the Company’s gross debt for borrowed money.  As a result, the Company believes that the ratings agencies will view the Retail Credit Structure favorably.  The Company believes that the expectation that the Company would enter into a structure such as the Retail Credit Structure was a significant factor in the recent decision by Moody’s Investors Service to confirm its ratings with respect to the Company and remove the Company from review for possible downgrade.  If the Company were unable to consummate the Retail Credit Structure, its ratings could be adversely affected.

Mitigation of Liquidity Risk

The amount of cash collateral and letters of credit required to be posted in connection with supply transactions for the Company’s retail energy business is driven primarily by commodity prices, and severe commodity price movements potentially could drive the collateral posting requirements beyond the Company’s available liquidity, in which case the Company’s ability to engage in its retail and wholesale businesses would be materially adversely affected and the Company’s ability to satisfy its current obligations could be impaired.  Under the Credit Sleeve, the Sleeve Provider assumes responsibility for meeting the Company’s collateral posting requirements, and, as a result, the risk of liquidity requirements associated with the Company’s retail business exceeding the Company’s available liquidity will be substantially eliminated.

Facilitation of Distribution of Cash from the Retail Group to the Company

The Retail Working Capital Facility and the Credit Sleeve will allow the Retail Group to distribute all of its remaining cash to the Company once the Retail Group has retained sufficient cash to cover its estimated obligations due within the next monthly payment cycle, including the reimbursement and other obligations of the Retail Group under the Credit Sleeve, and has repaid all amounts outstanding under the Retail Working Capital Facility.  Prior to the retention of sufficient cash to cover such obligations and the repayment of all such amounts outstanding, the Retail Group will be prohibited from making distributions to the Company.  As discussed above, the Company currently expects that the initial $450 million in borrowings under the Retail Working Capital Facility will be repaid within approximately one year after closing of the Retail Credit Structure and does not expect significant borrowings under the Retail Working Capital Facility thereafter other than on a temporary basis.

Potential for Increased Competitiveness of the Retail Business

The Company believes that the Credit Sleeve may enhance the competitiveness of the Company’s retail business by enabling it to offer a broader array of products and terms to its customers.  For example, the Texas residential market has, in recent months, been migrating to increased use of term products (a trend the Company expects will continue), which increases the supply procurement requirements and therefore creates incremental potential collateral posting exposure.  The Credit Sleeve should allow the Retail Group to offer these and other types of products that require additional supply procurement without any incremental collateral posting exposure.  Additionally, the Company believes that the Retail Credit Structure may allow it to significantly reduce its collateral related costs in certain circumstances, particularly in an environment in which commodity prices are decreasing, because the fees payable to the Sleeve Provider may be less than the costs of the Company’s collateral posting obligations would be in such circumstances in the absence of the Credit Sleeve.  However, in other circumstances, such as a flat or rising commodity price environment, the fees payable to the Sleeve Provider may be greater than the costs the Company would have incurred to satisfy the lower collateral posting requirements that would apply in such circumstances in the absence of the Credit Sleeve.

Risk of Not Receiving Consent Fee

If the Requisite Consent is obtained with respect to any series of Notes or Bonds, and the Consent Fee is paid with respect to Notes or Bonds of such series, non-consenting Holders of such series will be bound by the Amendments, but will not receive the Consent Fee.

PURPOSE OF THE CONSENT SOLICITATION

The primary purpose of the Consent Solicitation is to amend the Indentures and the Guarantee Agreements to permit the Company to enter into the Retail Credit Structure.  In particular, the Consent solicitation seeks to:

•                  amend the restrictions on liens in the Indentures and the Guarantee Agreements to permit first liens on the assets of the Retail Group to secure the Retail Group’s obligations under (1) any agreement, such as the Credit Sleeve, for or in support of the supply or sales or any related activities of the Retail Group and (2) any credit facility of the Retail Group, such as the Retail Working Capital Facility;

•                  amend the restrictions on indebtedness in the Indentures and the Guarantee Agreements to permit indebtedness under any credit facility of the Retail Group, such as the Retail Working Capital Facility, to be incurred under the existing permitted debt basket for credit facilities of the Company;

•                  amend the restrictions in the Indentures and the Guarantee Agreements on limitations on distributions by the Company’s subsidiaries to permit the restrictions on the ability of the Retail Group to upstream money to the Company; and

•                  make certain other technical amendments to the Indentures and the Guarantee Agreements to permit the Retail Credit Structure.

In addition to amendments relating to the Retail Credit Structure, the proposed Amendments would conform the definition of “Significant Subsidiary” in the 2010 Indenture and the 2013 Indenture to the definition of this term in the 2014 Indenture and in the Guarantee Agreements.  This amendment would eliminate the income test under Rule 1-02 of Regulation S-X from the determination of whether a subsidiary is a Significant Subsidiary.  The Company believes that the revised definition will provide a more accurate measure of the significance of the Company’s subsidiaries, as the income test under Rule 1-02 of Regulation S-X can produce inappropriate determinations of significance where the parent company’s income (as calculated for purposes of Rule 1-02) is low.  The term “Significant Subsidiary” is used in various places in the Indentures and the Guarantee Agreements, including in certain events of default.

See “The Amendments.”

THE AMENDMENTS

THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE SUBSTANCE OR GENERAL EFFECT OF CERTAIN PROVISIONS OF THE INDENTURES, THE GUARANTEE AGREEMENTS AND THE AMENDMENTS AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE INDENTURES, THE GUARANTEE AGREEMENTS AND APPENDIX I TO THIS CONSENT SOLICITATION STATEMENT, WHICH ARE INCORPORATED BY REFERENCE HEREIN. COPIES OF THE INDENTURES AND THE GUARANTEE AGREEMENTS ARE AVAILABLE FROM THE NOTES TRUSTEE OR BOND TRUSTEE, AS APPLICABLE, OR THE COMPANY UPON REQUEST. CAPITALIZED TERMS USED IN THIS SECTION BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE INDENTURES AND THE GUARANTEE AGREEMENTS.

General

If the Requisite Consent is obtained with respect to any series of Notes or Bonds, and the Consent Fee is paid with respect to Notes or Bonds of such series, non-consenting Holders of such series will be bound by the Amendments, but will not receive the Consent Fee. The Amendments will be effected (but will not become operative) by execution of a Supplemental Indenture to each Indenture by the Company, the Guarantors and the Notes Trustee and by the execution of a Supplemental Guarantee Agreement to each Guarantee Agreement by the Company, the Guarantors and the Bond Trustee.  The Amendments will only become operative if the Conditions to the Consent set forth herein are satisfied or waived.  If the Consent Solicitation is terminated with respect to any series of Notes or Bonds without payment of the Consent Fee, the applicable Supplemental Indenture or Supplemental Guarantee Agreement will not become operative.  The Amendments are being presented to Holders of each series of Notes and Bonds as a single proposal.

Amendment to Definition of Excluded Securities

The definition of “Excluded Securities” in Section 1.01 of each of the Indentures and the Guarantee Agreements will be amended to substitute “RERH Holdings, LLC” for “Reliant Energy Retail Holdings, LLC.”  This amendment will allow the equity interest of RERH Holdings to be Shared Collateral, ratably securing the Notes, the Guarantee Agreements and Credit Agreement Debt of the Company, after Reliant Energy Retail Holdings, LLC is contributed to RERH Holdings and the security interests in the Reliant Energy Retail Holdings, LLC equity are released.

Amendment to Definition of Excluded Subsidiaries

The definition of “Excluded Subsidiaries” in Section 1.01 of each of the Indentures and the Guarantee Agreements will be amended to delete the reference to “RE Retail Receivables, LLC.”  This amendment will remove the requirement in Section 4.18 of each of the Indentures and the Guarantee Agreements that RE Retail Receivables, LLC guarantee the obligations thereunder after it guarantees the obligations under the Credit Sleeve and the Retail Working Capital Facility.

Amendment to Definition of Permitted Liens and Permitted Prior Liens

The definition of “Permitted Liens” in Section 1.01 of each of the Indentures and the Guarantee Agreements will be amended to permit Liens on assets of RERH Holdings and its Subsidiaries securing the obligations of RERH Holdings or any of its Subsidiaries under (a) Credit Facilities in an aggregate principal amount not to exceed $850,000,000 through December 31, 2007 and $400,000,000 thereafter plus all other obligations due under such Credit Facilities and (b) any agreement for or in support of the supply or sales and related activities of RERH Holdings or any of its Subsidiaries, including any agreement providing for the reimbursement of guarantees or collateral postings made on behalf of RERH Holdings or any of its Subsidiaries.  This amendment will permit the liens in the assets of the Retail Group securing the Retail Credit Structure.  A comparable change will be made to the definition of “Permitted Prior Liens.”

The definition of “Permitted Liens” will also be amended to delete clause (24).  This amendment will remove the permission for liens in certain assets of the Retail Group to secure up to $250,000,000 of retail supply obligations.

Amendment to Covenant Regarding Dividend and Other Payment Restrictions Affecting Subsidiaries

The covenant in Section 4.08 of each of the Indentures and the Guarantee Agreements limiting restrictions on the ability of Restricted Subsidiaries to pay dividends or make other distributions to the Company  or its other Restricted Subsidiaries will be amended to permit restrictions on RERH Holdings or any of its Subsidiaries contained in (a) any Credit Facility of RERH Holdings or any of its Subsidiaries or (b) any agreement for or in support of the supply and or sales or any related activities of RERH Holdings or any of its Subsidiaries, including any agreement providing for the reimbursement of guarantees or collateral postings made on behalf of RERH

Holdings or any of its Subsidiaries.  This amendment will permit the restrictions in the Retail Credit Structure on the ability of RERH Holdings and its Subsidiaries to transfer money to the Company.

Amendment to Definition of Permitted Debt

The definition of “Permitted Debt” in Section 4.09(b) of each of the Indentures and the Guarantee Agreements will be amended to permit Credit Facilities Indebtedness to be incurred by RERH Holdings and its Subsidiaries.  Currently, such Indebtedness may only be incurred by the Company and guaranteed by the Restricted Subsidiaries. The amount of Credit Facilities Indebtedness permitted for the Company and its Restricted Subsidiaries, including the Retail Group’s Credit Facilities Indebtedness, will not be increased.

Amendment to Definition of Significant Subsidiary in 2010 Indenture and 2013 Indenture

The definition of “Significant Subsidiary” in Section 1.01 in the 2010 Indenture and the 2013 Indenture will be amended to provide that the income test in clause (3) of the definition of “significant subsidiary” in Rule 1-02 of Regulation S-X will be disregarded for purposes of the definition of “Significant Subsidiary” in the 2010 Indenture and the 2013 Indenture.  This amendment will conform the definition of “Significant Subsidiary” in the 2010 Indenture and the 2013 Indenture to the definition of this term in the 2014 Indenture and the Guarantee Agreements.

THE CONSENT SOLICITATION

General

The Company is soliciting Consents from Holders, upon the terms and subject to the conditions set forth in the Solicitation Documents, to the Amendments to the Indentures and the Guarantee Agreements. See “The Amendments.”

The Consent Solicitation is being made independently with respect to each series of Notes and Bonds, and the consummation of the Consent Solicitation and effectiveness of the Amendments with respect to each series of Notes and Bonds is not conditioned upon the consummation of the Consent Solicitation or effectiveness of the Amendments with respect to any other series of Notes or Bonds.

Consents may not be revoked at any time after the applicable Consent Achievement Date, even if the Consent Solicitation is extended beyond that time.  If the Requisite Consent with respect to a series of Notes or Bonds is received (and not revoked) prior to 5:00 p.m., New York City time, on the Expiration Date, the Amendments will be effected as to such series of Notes or Bonds by execution of a Supplemental Indenture, in the case of a series of Notes, and by the execution of a Supplemental Guarantee Agreement, in the case of a series of Bonds, on or after the Consent Achievement Date.  The Company will, promptly after the Expiration Date and the satisfaction or waiver of all Conditions to the Consent applicable to a series of Notes or Bonds, cause the Consent Fee to be paid to each Holder of Notes or Bonds of such series who has delivered (and has not revoked) a valid Consent prior to 5:00 p.m., New York City time, on the Expiration Date.

The Company will be deemed to have accepted the Consents if, as and when it executes the applicable Supplemental Indenture or Supplemental Guarantee Agreement. Thereafter, all Holders of Notes or Bonds of the applicable series, including non-consenting Holders, and all subsequent Holders of Notes or Bonds of such series will be bound by the Amendments. Whether or not the Requisite Consent is received, if the Consent Solicitation is terminated with respect to any series of Notes or Bonds for any reason before the Expiration Date, or the conditions thereto are neither satisfied nor waived, then, as to such series of Notes or Bonds, the Consents will be voided, the Amendments will not become operative and the Consent Fee will not be paid.

The Consents are being solicited by the Company. All costs of the Consent Solicitation will be paid by the Company. In addition to the use of the mail, Consents may be solicited by officers and other employees of the Company, without any additional remuneration, in person, or by telephone, telegraph, or facsimile transmission. The Company has retained Goldman, Sachs & Co. (the “Solicitation Agent”) and Global Bondholder Services

Corporation (the “Information Agent”, the “Tabulation Agent” and the “Paying Agent”) to aid in the solicitation of Consents, including soliciting Consents from brokers, dealers, commercial banks, trust companies and other nominees.

Before, during or after the Consent Solicitation, the Solicitation Agent, the Company and the Guarantors and any of their affiliates may purchase Notes or Bonds in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Under the Indentures and the Guarantee Agreements, any Notes or Bonds held by the Company or any of its affiliates will not be counted as outstanding for the purpose of calculating the Requisite Consent. Therefore, any future purchases may be conditioned on sellers of such Notes or Bonds giving Consents to the Amendments on terms that may be more or less favorable than the terms of the Consent Solicitation. Any future purchases will depend on various factors at that time.

Requisite Consent

Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes of each series and all outstanding Bonds of each series to approve the Amendments with respect to such series of Notes or Bonds. As of the date hereof, the aggregate outstanding principal amounts of the Notes and Bonds of each series were as follows:

Series of Notes or Bonds	Aggregate Principal Amount Outstanding
2010 Notes	$550,000,000
2013 Notes	$550,000,000
2014 Notes	$750,000,000
2001A Bonds	$150,000,000
2002A Bonds	$75,000,000
2002B Bonds	$75,000,000
2003A Bonds	$100,000,000
2004A Bonds	$100,000,000

For purposes of the foregoing, Notes held by the Company or any of its affiliates will not be counted as being outstanding. As of the date of this Consent Solicitation Statement, none of the outstanding Notes or Bonds was held by the Company or any of its affiliates.

The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted “Against” the Amendments.

Consent Fee

The Company will, promptly after the Expiration Date and the satisfaction or waiver of all Conditions to the Consent applicable to a series of Notes or Bonds, cause the Consent Fee to be paid to each Holder of Notes or Bonds of such series who has delivered to the Tabulation Agent (and has not revoked) a valid Consent prior to 5:00 p.m., New York City time, on the Expiration Date. No accrued interest will be paid on the Consent Fee.  Notwithstanding any subsequent transfer of its Notes or Bonds, any Holder whose properly executed Consent has been received by the Tabulation Agent (and not revoked) prior to 5:00 p.m., New York City time, on the Expiration Date will be eligible to receive the Consent Fee payable in respect of such Notes or Bonds. Any subsequent transferees of such Holders, and any Holders (and their transferees) who do not timely deliver (or who revoke) a valid Consent, will not be entitled to receive the Consent Fee, even if the Amendments become effective with respect to the Notes or Bonds held thereby and, as a result, become binding thereon.  A Beneficial Owner of an interest in Notes or Bonds held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes or Bonds, to cause a Consent to be given timely in respect of such Notes or Bonds prior to the Expiration Date.  See “ — Consent Procedures.”

Expiration Date; Extensions

The Consent Solicitation will be open until 5:00 p.m., New York City time, on Thursday, August 3, 2006, unless terminated or extended by the Company in its sole discretion.  The time and date of expiration of the Consent Solicitation is herein referred to as the “Expiration Date.”  Consents may be revoked at any time prior to the Consent Achievement Date, but may not be revoked thereafter.  See “— Revocation of Consents.”

The Company reserves the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consent has been received, by giving oral or written notice to the Information Agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to the Holders). Such announcement or notice may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis.

The Company expressly reserves the right for any reason to (1) abandon, terminate or amend the Consent Solicitation at any time prior to 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date by giving oral or written notice thereof to the Information Agent, and (2) not to extend the Consent Solicitation beyond the last previously announced Expiration Date whether or not the Requisite Consent has been received by such date. Any such action by the Company will be followed as promptly as practicable by notice thereof by press release or by other public announcement (or by written notice to the Holders).

The Company may abandon, terminate, amend or extend the Consent Solicitation with respect to any one or more series of Notes or Bonds without so abandoning, terminating, amending or extending the Consent Solicitation with respect to any other series of Notes or Bonds.

Conditions of the Consent Solicitation

The consummation of the Consent Solicitation with respect to any series of Notes or Bonds (including the payment of Consent Fees in respect thereof) is conditioned on (1) there being received by the Tabulation Agent (and not revoked), prior to 5:00 p.m., New York City time, on the Expiration Date, the Requisite Consent applicable to such series of Notes or Bonds, (2) the execution of the applicable Supplemental Indenture by the Company, the Guarantors and the Notes Trustee or the applicable Supplemental Guarantee Agreement by the Company, the Guarantors and the Bond Trustee, and (3) the absence of any existing or proposed law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Amendments, the entering into of any Supplemental Indenture or Supplemental Guarantee Agreement or the payment of any Consent Fee or question the legality or validity of any thereof.  The foregoing conditions are defined in the Solicitation Documents as the “Conditions to the Consent.”  Each and all of the foregoing conditions to the Consent Solicitation is and are for the sole benefit of the Company and may be waived by the Company at any time.

In addition to the foregoing, the Company expressly reserves the right for any reason to abandon, terminate, or amend the Consent Solicitation at any time prior to 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date by giving oral or written notice to the Information Agent, whether or not the Requisite Consent has been received. Any such action will be followed as promptly as practicable by notice thereof by press release or other public announcement. If the Consent Solicitation is abandoned or terminated with respect to any series of Notes or Bonds for any reason, then, as to such series of Notes or Bonds, the Consents will be voided and no Consent Fee will be paid.

Failure to Obtain the Requisite Consent

In the event the Requisite Consent is not obtained and the Consent Solicitation is terminated with respect to any series of Notes or Bonds, the applicable Supplemental Indenture or Supplemental Guarantee Agreement will not be executed, the Consent Fee will not be paid and the Amendments will not become operative with respect to such series of Notes or Bonds.

Consent Procedures

Only Holders (i.e., persons in whose name a Note or Bond is registered as of the Record Date or their duly designated proxies) may execute and deliver a Consent. DTC is expected to grant an omnibus proxy authorizing DTC Participants to deliver a Consent. Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean DTC Participants who hold Notes or Bonds through DTC as of the Record Date. In order to cause a Consent to be given with respect to Notes or Bonds held through DTC, such DTC Participant must complete and sign the Consent Letter or a facsimile thereof, and mail or deliver it to the Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

A Beneficial Owner must complete and sign the Letter of Instructions or a facsimile thereof and deliver it to such DTC Participant sufficiently in advance of the Expiration Date in order to cause a Consent to be given by such DTC Participant with respect to such Notes or Bonds.

Giving a Consent will not affect a Holder’s right to sell or transfer the Notes or Bonds. All Consents received by the Tabulation Agent (and not revoked) prior to 5:00 p.m., New York City time, on the Expiration Date will be effective notwithstanding a record transfer of such Notes or Bonds subsequent to the Record Date, unless the subsequent Holder revokes such Consent prior to the Consent Achievement Date by following the procedures set forth under “— Revocation of Consents” below.

HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

CONSENTS SHOULD BE DELIVERED TO THE TABULATION AGENT, NOT TO THE COMPANY, THE GUARANTORS, THE NOTES TRUSTEE, THE BOND TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY THE COMPANY, THE GUARANTORS, THE NOTES TRUSTEE, THE BOND TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT.

HOLDERS SHOULD NOT TENDER OR DELIVER NOTES OR BONDS AT ANY TIME.

All Consents that are properly completed, signed and delivered to the Tabulation Agent, and not revoked, prior to 5:00 p.m., New York City time, on the Expiration Date will be given effect in accordance with the specifications thereof.  Holders who desire to consent to the Amendments should complete, sign and date, the Consent Letter included herewith or a facsimile thereof and mail, deliver, send by overnight courier or facsimile (confirmed by physical delivery) the signed Consent Letter to the Tabulation Agent at the address or facsimile number listed on the back cover page of this Consent Solicitation Statement and on the Consent Letter, all in accordance with the instructions contained herein and therein.

Consents by a Holder who is a DTC Participant must be executed in exactly the same manner as such Holder’s name is registered with DTC. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total principal amount of Notes or Bonds which such Holder holds through DTC, the Holder must list the series and principal amount of Notes or Bonds which such Holder holds through DTC, to which the Consent relates.  If no aggregate principal amount of the Notes or Bonds as to which a Consent is delivered is specified, or if neither the “For” or “Against” box is marked with respect to such Notes or Bonds, but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Amendments with respect to the entire aggregate principal amount of Notes or Bonds which such Holder holds through DTC.

The registered ownership of a Note or a Bond as of the Record Date shall be proved by the Notes Trustee, as registrar of the Notes, or the Bond Trustee, as registrar of the Bonds. The ownership of Notes or Bonds held through DTC by DTC Participants shall be established by DTC security position listings provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consents will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Tabulation Agent concerning proof of execution and ownership.  The Company reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful.  The Company also reserves the right, subject to such final review as the Tabulation Agent prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents.  Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines.  None of the Company, the Guarantors or any of their affiliates, the Solicitation Agent, the Information Agent, the Tabulation Agent, the Notes Trustee, the Bond Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.  The Company’s interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consents

Each Holder who delivers a Consent pursuant to the Consent Solicitation will agree in the Consent Letter that it will not revoke its Consent after the Consent Achievement Date and that until such time it will not revoke its Consent except in accordance with the conditions and procedures for revocation of Consents provided below. Each properly completed and executed Consent will be counted, notwithstanding any transfer of the Notes or Bonds to which such Consent relates, unless the procedure for revocation of Consents has been followed.

Prior to the Consent Achievement Date, any Holder may revoke any Consent given as to its Notes or Bonds or any portion of such Notes or Bonds (in integral multiples of $1,000).  A Holder desiring to revoke a Consent must deliver to the Tabulation Agent at the address set forth on the back cover of this Consent Solicitation Statement and on the Consent Letter a written revocation of such Consent in the form of a subsequent Consent marked “Against” the Amendments, including the principal amount of Notes or Bonds to which such revocation relates and the signature of such Holder.  A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent, in accordance with the procedures herein described by the Holder who delivered such revocation.

The revocation must be executed by such Holder in the same manner as the Holder’s name appears on the Consent to which the revocation relates.  If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation.  A Holder may revoke a Consent only if such revocation complies with the provisions of this Consent Solicitation Statement.  A Beneficial Owner of Notes or Bonds who is not the Holder as of the Record Date of such Notes must instruct the Holder of such Notes or Bonds to revoke any Consent already given with respect to such Notes or Bonds.

The Company reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Tabulation Agent concerning proof of execution and ownership.  None of the Company, the Guarantors, any of their affiliates, the Solicitation Agent, the Information Agent, the Tabulation Agent, the Notes Trustee, the Bond Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Solicitation Agent, Information Agent, Tabulation Agent and Paying Agent

The Company has retained Goldman, Sachs & Co. as Solicitation Agent in connection with the Consent Solicitation.  The Solicitation Agent will solicit Consents and will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses.  The Company has agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under the federal securities laws, in connection with the Consent Solicitation.

The Company has retained Global Bondholder Services Corporation as Information Agent, as Tabulation Agent and as Paying Agent in connection with the Consent Solicitation.  As Information Agent, Global Bondholder Services Corporation will solicit Consents. As Tabulation Agent, Global Bondholder Services Corporation will be responsible for collecting Consents. As Paying Agent, Global Bondholder Services Corporation will act as agent for the Holders giving Consents for the purpose of receiving the Consent Fee from the Company and then transmitting payment to such Holders. Global Bondholder Services Corporation will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses.

Requests for assistance in filling out and delivering Consents or for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain United States federal income tax considerations that may be relevant to U.S. and non-U.S. Holders (each as defined below and collectively “beneficial owners”), relating to the Consent Solicitation and the Amendments as of the date hereof.  The following discussion does not purport to be a full description of all United States federal income tax consequences of the Consent Solicitation and the Amendments and does not address any other taxes that might be applicable to a beneficial owner of the Notes or the Bonds, such as tax consequences arising under the tax laws of any state, locality or foreign jurisdiction.  Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to particular beneficial owners of Notes or Bonds in light of their particular circumstances and does not deal with beneficial owners that are subject to special tax rules, such as dealers in securities or currencies, financial institutions or banks, insurance companies, tax-exempt entities, beneficial owners subject to the alternative minimum tax, beneficial owners holding the Notes or Bonds as part of a hedging or conversion transaction, a straddle or a constructive sale, beneficial owners whose functional currency is not the United States dollar, traders that elect to mark-to-market their securities, partnerships or other pass through entities or investors in partnerships or other pass through entities that hold the Notes or Bonds and certain expatriates or former long-term residents of the United States.  The discussion below assumes that the Notes and Bonds are held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

The discussion of the United States federal income tax considerations below is based on currently existing provisions of the Code, the applicable United States Treasury regulations promulgated and proposed under the Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis and could affect the tax consequences of the beneficial owners of the Notes and Bonds.  In addition, we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to any tax consequence of the Consent Solicitation, the Amendment or the Consent Fee.  Thus, we cannot assure you that the Internal Revenue Service would not successfully challenge one or more of the tax consequences or matters described herein.  Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any federal, state, local, non-United States or other tax laws and possible changes in the tax laws.

As used herein, a U.S. Holder means a beneficial owner of a Note or Bond who is, for United States federal income tax purposes:

•              a citizen or resident of the United States;

•                                          a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

•                                          an estate the income of which is subject to United States federal income taxation regardless of its source; or

•                                          a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, a non-U.S. Holder means a beneficial owner of a Note or Bond who is not a U.S. Holder, as defined above.

If a partnership holds Notes or Bonds, the tax treatment of a partner will generally depend upon the status of the partner and on the activities of the partnership.  Partners of partnerships holding Notes or Bonds should consult their tax advisors.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.  ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE CONSENT SOLICITATION, THE AMENDMENTS AND THE CONSENT FEE, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH HOLDER AND BENEFICIAL OWNER IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES HEREIN IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY ANY HOLDER OR BENEFICIAL OWNER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER OR BENEFICIAL OWNER UNDER THE CODE; (B) SUCH DISCUSSION IS INCLUDED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE CONSENT SOLICITATION; AND (C) EACH HOLDER OR BENEFICIAL OWNER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Tax Considerations For U.S. Holders

Deemed Exchange.  The tax treatment of the Amendments, if they become effective, to a U.S. Holder of Notes or Bonds will depend in part upon whether the modifications (including the Consent Fee) result in a “deemed” exchange of such Notes or Bonds for United States federal income tax purposes.  Generally, the modification of a debt instrument will be treated as a “deemed” exchange of an old debt instrument for a new debt instrument if such modification is “significant” within the meaning of the United States Treasury regulations promulgated under section 1001 of the Code.  A modification is “significant” if, based on all the facts and circumstances, the legal rights and obligations that are altered and the degree to which they are altered are economically significant, provided that a “modification that adds, deletes, or alters customary accounting or financial covenants is not a signification modification.”  A change in the yield of a debt instrument is a significant modification under the United States Treasury regulations if the yield of the modified instrument (determined after taking into account any Consent Fee paid as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument.

Although there is no authority directly on point, the Company believes that the adoption of the Amendments and receipt of the Consent Fee will not constitute a “significant modification” (as determined pursuant to the United States Treasury regulations) to the terms of the Notes and the Bonds and therefore will not result in a deemed exchange of the Notes or Bonds for United States federal income tax purposes.  Beneficial owners are urged to consult their tax advisors regarding the risk that the Amendments (including the Consent Fee) will be treated as a significant modification.

The Consent Fee.  There is no authority directly on point concerning the United States federal income tax consequences of receipt of the Consent Fee.  The Company intends to treat Consent Fees paid to U.S. Holders, for United States federal income tax purposes, as a separate fee for consenting to the Amendments which constitutes ordinary income to the U.S. Holders.  Alternatively, the Consent Fee might be treated as principal payments on the Notes or Bonds and could constitute a return of capital (not currently taxable), possibly creating original issue discount.

Tax Considerations for Non-U.S. Holders

The United States federal income tax treatment of the Consent Fee payments is not clear. However, the Company intends to withhold United States federal income tax at a rate of 30% from Consent Fee payments paid to a non-U.S. Holder, unless (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of a Consent Fee payments is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a United States tax treaty either eliminates or reduces such United States withholding tax with respect to the Consent Fee payments paid to the non-U.S. Holder and the non-U.S. Holder provides a properly executed IRS Form W-8BEN (claiming exemption under an applicable treaty).  If such United States withholding tax results in an overpayment of taxes, a refund or credit may be obtainable, provided that the required information is furnished to the Internal Revenue Service.

Except as discussed in the paragraph above, non-U.S. Holders will not be subject to United States federal income tax with respect to the Amendments.

Tax Considerations Applicable to U.S. Holders and Non-U.S. Holders

Backup Withholding.  Certain noncorporate U.S. Holders may be subject to United States backup withholding tax with respect to any Consent Fee received.  Backup withholding will apply only if the U.S. Holder:

•                                          fails to furnish its taxpayer identification number which, for an individual, would be such Holder’s Social Security number;

•                                          furnishes an incorrect taxpayer identification number;

•                                          is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

•                                          in some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for a failure to report interest and dividend payments.

United States backup withholding tax generally will not apply to any Consent Fee received by a non-U.S. Holder if certain certification is provided or the non-U.S. Holder otherwise establishes an exemption and the payor does not have actual knowledge or reason to know that the Holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

Beneficial owners of Notes or Bonds should consult their tax advisors regarding the application of United States backup withholding tax, the availability of an exemption from United States backup withholding tax and the procedure for obtaining such an exemption, if available.

The amount of any United States backup withholding tax will be allowed as a credit against the beneficial owner’s United States federal income tax liability and may entitle the Holder or Beneficial Owner to a refund if the required information is furnished to the Internal Revenue Service.

The foregoing summary does not discuss all the aspects of United States federal income taxation that may be relevant to particular beneficial owners in light of their particular circumstances and income tax situations.  Beneficial owners should consult their tax advisors as to particular tax consequences to them of the Consent Solicitation, including the effect any federal, state, local, foreign or other tax laws.

AVAILABLE INFORMATION

The Company files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You may read and copy any documents the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.W., Room 1580, Washington, D.C. 20549.  Please call the Commission at 1—800—SEC—0330 for further information on the Public Reference Room.  The Company’s filings are also available to the public at the Commission’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The Company incorporates by reference the following documents:

•                                          the Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

•                                          the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•                                          the Company’s Current Reports on Form 8-K dated February 7, 2006, February 23, 2006, March 6, 2006, March 13, 2006, March 18, 2006 (as amended on Form 8-K/A), April 18, 2006, May 17, 2006 and May 19, 2006; and

•                                          all other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement and prior to the consummation or termination of the Consent Solicitation.

All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and prior to the consummation or termination of the Consent Solicitation made hereby shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Consent Solicitation Statement, shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement and the documents incorporated by reference herein contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements contained or incorporated by reference in this Consent Solicitation Statement other than statements of historical facts are “forward-looking statements” for purposes of these provisions.  In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “should,” “will” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses made by the Company’s management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are relevant. Although the Company’s management believes that their assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of the Company’s control.  Actual results may differ materially from those expressed or implied in forward-looking statements as a result of many factors or events, including the ongoing negotiation of the Retail Credit Structure, legislative and regulatory developments, the effects of competition, financial market conditions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in the Company’s business plan and other factors discussed in the Company’s filings with the Securities and Exchange Commission.  Each forward-looking statement speaks only as of the date of this Consent Solicitation Statement or as of the date of the incorporated document in which such statement is contained, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

APPENDIX I

THE AMENDMENTS

                Below on the left side of the page is the text of the provisions from the Indentures and the Guarantee Agreements as they currently exist.  Below on the right side of the page is the text of the provisions of the Indentures and the Guarantee Agreements as proposed to be amended by the Amendments.  The amended provisions have been marked to show changes from the provisions of the Indentures and the Guarantee Agreements.  Text that is proposed to be deleted from the Indentures and the Guarantee Agreements by the Amendments is stricken, and text that is proposed to be added to the Indentures and the Guarantee Agreements by the Amendments is in bold print and double underlined.  Because certain of the definitions of terms and other provisions in the 2010 Indenture and the 2013 Indenture as they currently exist differ in some respects from the comparable definitions and other provisions in the 2014 Indenture and the Guarantee Agreements as they currently exist, certain of the proposed changes to the 2010 Indenture and the 2013 Indenture are shown below separately from the comparable proposed changes to the 2014 Indenture and the Guarantee Agreements.

Indentures and Guarantee Agreements	Proposed Amendments

Section 1.01 Definitions.	Section 1.01 Definitions.

Indentures and Guarantee Agreements:	Indentures and Guarantee Agreements:

“Excluded Securities” means debt or equity securities issued by any Subsidiary of the Company other than Reliant Energy Retail Holdings, LLC, Orion Power Holdings, Inc. and REMA (or their successors).

      “Excluded Securities”means debt or equity securities issued by any Subsidiary of the Company other than ~~Reliant Energy Retail~~RERH Holdings, LLC, Orion Power Holdings, Inc. and REMA (or their successors).

2010 Indenture and 2013 Indenture:	2010 Indenture and 2013 Indenture:

      “Excluded Subsidiaries” means each of the Excluded Orion Power Subsidiaries, the Orion Bank Guarantors, the Excluded Texas Genco Subsidiaries, REMA and its Subsidiaries, RECE and its Subsidiaries, Liberty Electric PA, LLC, Liberty Electric Power, LLC, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., RE Retail Receivables, LLC, Midwest Ash Disposal, Inc., CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries (except, in the case of the Orion Bank Guarantors, pursuant to the Existing Orion Bank Guarantees for as long as the limitations on such guarantee under the Credit Agreement (as in effect on the Issue Date) and under the Existing Indebtedness of Orion Power Holdings, Inc. continue to be applicable to such Orion Bank Guarantor, or with respect to Indebtedness of other Excluded Subsidiaries).

      “Excluded Subsidiaries”means each of the Excluded Orion Power Subsidiaries, the Orion Bank Guarantors, the Excluded Texas Genco Subsidiaries, REMA and its Subsidiaries, RECE and its Subsidiaries, Liberty Electric PA, LLC, Liberty Electric Power, LLC, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., ~~RE Retail Receivables, LLC,~~ Midwest Ash Disposal, Inc., CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries (except, in the case of the Orion Bank Guarantors, pursuant to the Existing Orion Bank Guarantees for as long as the limitations on such guarantee under the Credit Agreement (as in effect on the Issue Date) and under the Existing Indebtedness of Orion Power Holdings, Inc. continue to be applicable to such Orion Bank Guarantor, or with respect to Indebtedness of other Excluded Subsidiaries).

Indentures and Guarantee Agreements	Proposed Amendments

2014 Indenture and Guarantee Agreements:	2014 Indenture and Guarantee Agreements:

      “Excluded Subsidiaries” means each of the Excluded Orion Power Subsidiaries, the Miscellaneous Orion Subsidiaries, Reliant Energy Mid-Atlantic Power Holdings, LLC and its Subsidiaries, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., RE Retail Receivables, LLC, CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries.

      “Excluded Subsidiaries”means each of the Excluded Orion Power Subsidiaries, the Miscellaneous Orion Subsidiaries, Reliant Energy Mid-Atlantic Power Holdings, LLC and its Subsidiaries, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., ~~RE Retail Receivables, LLC,~~ CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries.

2010 Indentures and 2013 Indenture:	2010 Indentures and 2013 Indenture:

"Permitted Liens" means:	"Permitted Liens" means:

***	***

      (24)   Liens in favor of Texas Genco, L.P. created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC (“RERS”), StarEn Power, LLC (“StarEn”) and Reliant Energy Solutions, LLC (“Solutions”), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P and Reliant Energy Electric Solutions, LLC, as each may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;

      (24)   [Reserved];~~(24)Liens in favor of Texas Genco, L.P. created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC (“RERS”), StarEn Power, LLC (“StarEn”) and Reliant Energy Solutions, LLC (“Solutions”), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P and Reliant Energy Electric Solutions, LLC, as each may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;~~

***	***

      (33)   Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; and

      (33)   Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; ~~and~~

Indentures and Guarantee Agreements	Proposed Amendments

      (34)   Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

      (34)   Liens on assets of RERH Holdings, LLC and its Subsidiaries securing obligations of RERH Holdings, LLC or any of its Subsidiaries under (a) Credit Facilities in an aggregate principal amount not to exceed $850,000,000 through December 31, 2007 and $400,000,000 thereafter plus all other obligations due under such Credit Facilities and (b) any agreement for or in support of the supply or sales or any related activities of RERH Holdings, LLC or any of its Subsidiaries, including any agreement providing for the reimbursement of guarantees or collateral postings made on behalf of RERH Holdings, LLC or any of its Subsidiaries; and

      (35)   Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

2014 Indenture and Guarantee Agreements:	2014 Indenture and Guarantee Agreements:

"Permitted Liens" means:	"Permitted Liens" means:

***	***

      (24)   Liens created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC (“RERS”), StarEn Power, LLC (“StarEn”) and Reliant Energy Solutions, LLC (“Solutions”), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P and Solutions, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;

      ~~(24)   Liens created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC (“RERS”), StarEn Power, LLC (“StarEn”) and Reliant Energy Solutions, LLC (“Solutions”), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P and Solutions, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;~~

(24) [Reserved];

***	***

      (33)   Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; and

      (33)   Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; ~~and~~

Indentures and Guarantee Agreements	Proposed Amendments

      (34)   Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

      (34)   Liens on assets of RERH Holdings, LLC and its Subsidiaries securing obligations of RERH Holdings, LLC or any of its Subsidiaries under (a) Credit Facilities in an aggregate principal amount not to exceed $850,000,000 through December 31, 2007 and $400,000,000 thereafter plus all other obligations due under such Credit Facilities and (b) any agreement for or in support of the supply or sales or any related activities of RERH Holdings, LLC or any of its Subsidiaries, including any agreement providing for the reimbursement of guarantees or collateral postings made on behalf of RERH Holdings, LLC or any of its Subsidiaries; and

      (35)   Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

2010 Indenture and 2013 Indenture:	2010 Indenture and 2013 Indenture:

      “Permitted Prior Liens” means (1) Liens described in clauses (9), (10), (11), (13), (14), (15), (18), (21), (22), (23), (24), (25), (27), (31), (32) and (33) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition, (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents, (4) Credit Agreement Priority Facility Liens and (5) Tranche A Priority Liens.

      “Permitted Prior Liens” means (1) Liens described in clauses (9), (10), (11), (13), (14), (15), (18), (21), (22), (23), (24), (25), (27), (31), (32), (33) and (~~33~~34) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition, (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents, (4) Credit Agreement Priority Facility Liens and (5) Tranche A Priority Liens.

2014 Indenture and Guarantee Agreements:	2014 Indenture and Guarantee Agreements:

      “Permitted Prior Liens” means (1) Liens described in clauses (9), (10), (11), (13), (14), (15), (18), (21), (22), (23,) (24), (25), (27), (31), (32) and (33) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

      “Permitted Prior Liens” means (1) Liens described in clauses (9), (10), (11), (13), (14), (15), (18), (21), (22), (23,) (24), (25), (27), (31), (32), (33) and (~~33~~34) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

2010 Indenture and 2013 Indenture:	2010 Indenture and 2013 Indenture:

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date;provided that clause (3) of such definition will be disregarded.

Section 4.08(b) Dividend and Other Payment Restrictions Affecting Subsidiaries.	Section 4.08(b) Dividend and Other Payment Restrictions Affecting Subsidiaries.

Indentures and Guarantee Agreements:	Indentures and Guarantee Agreements:

(b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:	(b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

***	***

Indentures and Guarantee Agreements	Proposed Amendments

      (18)   Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; and

      (18)   Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; ~~and~~

      (19)   with respect to clause (3) of Section 4.08(a) hereof only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restrictions relate solely to the property so acquired and were not created in connection with or in anticipation of such acquisition.

      (19)   with respect to clause (3) of Section 4.08(a) hereof only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restrictions relate solely to the property so acquired and were not created in connection with or in anticipation of such acquisition; and

      (20)   restrictions on RERH Holdings, LLC or any of its Subsidiaries contained in (a) any Credit Facility of RERH Holdings, LLC or any of its Subsidiaries or (b) any agreement for or in support of the supply or sales or any related activities of RERH Holdings, LLC or any of its Subsidiaries, including any agreement providing for the reimbursement of guarantees or collateral postings made on behalf of RERH Holdings, LLC or any of its Subsidiaries.

Section 4.09(b) Incurrence of Indebtedness and Issuance of Preferred Stock	Section 4.09(b) Incurrence of Indebtedness and Issuance of Preferred Stock

2010 Indenture and 2013 Indenture:	2010 Indenture and 2013 Indenture:

(b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):	(b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

      (1)   the incurrence (A) by the Company and the guarantee by the Guarantors and the Orion Bank Guarantors of additional Indebtedness and letters of credit under Credit Facilities and (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

      (1)   the incurrence (A) by the Company and the guarantee by the Guarantors ~~and the Orion Bank Guarantors~~ of additional Indebtedness and letters of credit under Credit Facilities ~~and~~, (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions, and (C) by RERH Holdings, LLC and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities, in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

2014 Indenture and Guarantee Agreements:	2014 Indenture and Guarantee Agreements:

(b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):	(b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

      (1)   the incurrence (A) by the Company and the guarantee by the Guarantors of additional Indebtedness and letters of credit under Credit Facilities and (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

      (1)   the incurrence (A) by the Company and the guarantee by the Guarantors of additional Indebtedness and letters of credit under Credit Facilities ~~and~~, (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions, and (C) by RERH Holdings, LLC and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities, in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

In order to give a Consent, a Holder should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) a properly completed and duly executed Consent Letter, and any other required documents, to the Tabulation Agent at its address set forth below.

The Tabulation Agent for the Solicitation is:

Global Bondholder Services Corporation

By Hand, Mail or Overnight Courier: 65 Broadway — Suite 723 New York, New York 10006	By Facsimile Transmission: (For Eligible Institutions only) (212) 430-3775 Confirm by Telephone: (212) 430-3774

Any questions or requests for assistance may be directed to the Solicitation Agent at its address or one of its telephone numbers set forth below.  Requests for additional copies of this Consent Solicitation Statement or related documents may be directed to the Information Agent at its address or one of its telephone numbers set forth below.  A Holder may also contact the Solicitation Agent at its telephone number set forth below or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Information Agent for the Consent Solicitation is:

Global Bondholder Services Corporation
65 Broadway, Suite 723
New York, New York  10006

Attn:  Corporate Actions

Banks and Brokers, Call Collect:
(212) 430-3774

All Others Call Toll Free:

(866) 873-6300

The Solicitation Agent for the Consent Solicitation is:

Goldman, Sachs & Co.

Liability Management Group
One New York Plaza, 48th Floor
New York, New York 10004
Toll-Free: (800) 828-3182
Collect: (212) 902-0041